EXHIBIT 10.16

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT is made and entered into as of December 23, 2025, by and between COASTALSOUTH BANCSHARES, INC., a corporation organized under the laws of the State of Georgia (“Borrower”), and SERVISFIRST BANK, an Alabama banking corporation (“Lender”).

W I T N E S S E T H:

Borrower has executed and delivered to Lender a certain Second Amended and Restated Revolving Note (the “Note”) and that certain Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”), each of even date herewith.

As an inducement to Lender to make the loan provided for in the Loan Agreement, Borrower agreed to execute this Pledge Agreement and, pursuant hereto, to pledge the Pledged Stock, as defined in this Pledge Agreement, as security for the prompt payment and performance of all obligations of the Borrower under the Note and the Loan Agreement (the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. (a) The term “Pledged Stock” means the shares of stock described in Schedule I hereto, together with all certificates, options, rights or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all the foregoing, now or hereafter owned or acquired by Borrower.

(b) The term “Event of Default” means the occurrence of any Default under the Loan Agreement.

2. (a) As security for the prompt payment and performance of the Obligations, Borrower hereby pledges to Lender the Pledged Stock and grants to Lender a lien on and security interest therein.

(b) Except as otherwise provided in subparagraph (d) below, if Borrower shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, any:

(i) Stock certificate, including, but without limitation, any certificate representing a stock dividend or in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off;

(ii) Option, warrant, or right, whether as addition to or in substitution or in exchange for any of the Pledged Stock, or otherwise;

(iii) Dividend or distribution payable in property, including securities issued by other than the issuer of any of the Pledged Stock; or

(iv) Dividends or distributions of any sort, then:

Borrower shall accept the same as Lender’s agent, in trust for Lender, and shall deliver them forthwith to Lender in the exact form received with, as applicable, Borrower’s endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by Lender, subject to the terms hereof, as part of the Pledged Stock.

(c) Upon the occurrence of an Event of Default, Lender, at its option, may have any or all of the Pledged Stock registered in its name or that of its nominee as a secured party, and Borrower hereby covenants that, upon Lender’s request, Borrower will cause the issuer of the Pledged Stock to effect such registration. Immediately and without further notice, upon the occurrence of an Event of Default, whether or not the Pledged Stock shall have been registered in the name of Lender or its nominee, Lender or its nominee shall have, with respect to the Pledged Stock, all voting rights and other corporate rights, and all conversion, exchange, subscription and other rights, privileges and options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

(d) Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled, if not prohibited by the Loan Agreement, to receive for its own use cash dividends paid on or with respect to the Pledged Stock. Upon the occurrence of an Event of Default, Lender may require any such cash dividends to be delivered to Lender as additional security hereunder or to be applied toward the payment or performance of the Obligations.

(e) Upon the occurrence of an Event of Default, Lender may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Borrower or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Stock or any part thereof, and may forthwith sell or otherwise dispose of and deliver the Pledged Stock, or any part thereof or interest therein, in one or more parcels at public or private sale or sales, at any exchange, broker’s board or at any of Lender’s offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make a distribution thereof) as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to Lender or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in Borrower, which right or equity is hereby expressly waived and released.

(f) The proceeds of any such disposition or other action by Lender shall be applied as follows:

(i) First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of Lender hereunder, including brokers’ fees and reasonable attorneys’ fees and legal expenses;

(ii) Second, to the payment and performance of the Obligations;

(iii) Third, to the payment of any other amounts required by applicable law (including, without limitation, Section 9-615 of the Uniform Commercial Code); and

(iv) Fourth, to Borrower or its transferees, to the extent of any surplus proceeds.

(g) Lender need not give more than five (5) days’ notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Borrower hereby deems reasonable.

3. Borrower represents and warrants that:

(a) It has, and has duly exercised, all requisite power and authority to enter into this Pledge Agreement, to pledge the Pledged Stock for the purposes described in paragraph 2(a), and to carry out the transactions contemplated by this Pledge Agreement;

(b) It is the legal and beneficial owner of all of the Pledged Stock;

(c) The shares of the Pledged Stock constitute all of the issued and outstanding shares of the issuer thereof; and there are no outstanding warrants, options, rights or other commitments (including, but without limitation, convertible notes or securities) entitling any person to purchase or otherwise acquire any such shares;

(d) All of the shares of the Pledged Stock have been duly and validly issued, are fully paid and nonassessable, and are owned by Borrower free of any pledge, mortgage, hypothecation, lien, charge, encumbrance or security interest in such shares or the proceeds thereof, except for that granted hereunder;

(e) The execution and delivery of this Pledge Agreement, and the performance of its terms, will not violate or constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance or other governmental rule or regulation, applicable to Borrower or any of its property; and

(f) Upon delivery of the Pledged Stock to Lender or its agent, this Pledge Agreement shall create a valid first lien upon and perfected security interest in the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge or encumbrances, or agreement purporting to grant to any third party a security interest in the property or assets of Borrower which would include the Pledged Stock.

4. (a) Borrower hereby covenants that, until all of the Obligations have been paid and performed in full, it will not:

(i) sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or create, incur, or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever in or with respect to any of the Pledged Stock or the proceeds thereof, other than that created hereby; or

(ii) consent to or approve the issuance of any additional shares of any class of capital stock in the issuer of the Pledged Stock; or any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or nonoccurrence of any event or condition into, or exchangeable for, any such shares; or any warrants, options, rights or other commitments entitling any person to purchase or otherwise acquire any such shares.

(b) Borrower warrants and will at its own expense, defend Lender’s right, title, special property and security interest in and to the Pledged Stock against the claims of any person, firm, corporation or other entity.

5. Borrower will promptly deliver to Lender all written notices, and will promptly give Lender written notice of any other notices, received by it with respect to Pledged Stock.

6. Borrower shall at any time, and from time to time, upon the written request of Lender, execute and deliver such further documents and do such further acts and things as Lender may reasonably request to effect the purposes of this Pledge Agreement, including, without limitation, delivering to Lender upon the occurrence of any Event of Default irrevocable proxies with respect to the Pledged Stock in form satisfactory to Lender. Until receipt of such separate proxies, this Pledge Agreement shall constitute Borrower’s proxy to Lender or its nominee to vote all shares of Pledged Stock then registered in Borrower’s name.

7. Upon the payment and performance in full of all Obligations and the payment and performance of all additional costs and expenses of Lender as provided herein, this Pledge Agreement shall terminate and Lender shall deliver to Borrower, at Borrower’s expense, such of the Pledged Stock as shall not have been sold or otherwise applied pursuant to this Pledge Agreement.

8. (a) Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, Lender shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to Borrower.

(b) No course of dealing between Borrower and Lender, nor any failure to exercise, nor any delay in exercising, any right, power or privilege of Lender hereunder, under the

Loan Agreement, or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The rights and remedies provided herein, in the Loan Agreement, and in the Note and in all other agreements, instruments, and documents delivered pursuant to or in connection with the Note, are cumulative and are in addition to and not exclusive of any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

(d) The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such validity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Pledge Agreement in any jurisdiction.

9. Any notice required or permitted by this Pledge Agreement shall be effective if given in accordance with the provisions of the Loan Agreement.

10. This Pledge Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto.

11. This Pledge Agreement shall be construed in accordance with the substantive law of the State of Alabama without regard to principles of conflicts of law and is intended to take effect as an instrument under seal.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Pledge Agreement as of the date and year first above written.

BORROWER:

COASTALSOUTH BANCSHARES, INC.
By	/s/ Anthony P. Valduga
Name	Anthony P. Valduga
Its	CFO/COO

ACCEPTED:

SERVISFIRST BANK
By	/s/ Murray Bibb
Name	Murray Bibb
Its	Senior Vice President

Signature Page for Pledge Agreement

SCHEDULE I

PLEDGED STOCK

ISSUER	CERTIFICATE NUMBER	REGISTERED OWNER	NUMBER OF SHARES

COASTALSTATES BANK	1	COASTALSOUTH BANCSHARES, INC.	1,600,000